UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dan J. Cohrs joined Rentech as its Executive Vice President and Chief Financial Officer on October 22, 2008.  The Company’s interim Chief Financial Officer, Douglas M. Miller, will continue in his role as the Company’s Executive Vice President and Chief Operating Officer.  Mr. Cohrs, age 55, has more than 20 years of experience in corporate finance, strategy and planning, and mergers and acquisitions.  Mr. Cohrs served as Executive Vice President and Chief Financial Officer of Global Crossing from May 1998 through June 2003.  From 2003 through 2007, Mr. Cohrs worked as an independent consultant and advised companies regarding financings, investor presentations and business plans.  From November 2005 until March 2006, Mr. Cohrs served as a guest lecturer at Cornell University’s Johnson School of Management in the area of corporate governance.  From June 2006 until May 2007, Mr. Cohrs served as a consultant for finance and corporate development, as well as Interim Chief Financial Officer for a period of time, for Amp’d Mobile, a private mobile media entertainment company in Los Angeles.  From August 2007 to the present Mr. Cohrs has worked as Executive Vice President of Skycrest Ventures, LLC, a private investment and consulting firm in Los Angeles, and from April 2008 until the present Mr. Cohrs has served as a Partner, Board Member and Chief Development and Financial Officer of Agency 3.0, LLC, a private digital advertising and consulting agency in Los Angeles.

We entered into an employment agreement with Mr. Cohrs to serve as Chief Financial Officer and Executive Vice President of Rentech dated October 22, 2008. The term of the employment agreement is for three years, subject to automatic renewal unless we or Mr. Cohrs give prior notice. The agreement provides for base compensation of $300,000 per year, an opportunity to earn an annual cash bonus and participation in our standard benefit programs. Pursuant to the agreement, we agreed to pay Mr. Cohrs a $25,000 commencement payment within 30 days of October 22, 2008, and to grant Mr. Cohrs 325,000 restricted stock units and 110,500 performance share awards by December 31, 2008.

The Company’s press release announcing Mr. Cohrs’s appointment is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: October 27, 2008	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Rentech, Inc. on October 23, 2008.